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CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Randgold Resources Limited Share Option Scheme of our report dated March 11, 2003 relating to the financial statements of Randgold Resources Limited and its subsidiaries and joint venture which appears in this Form 20-F.



/s/ PRICEWATERHOUSECOOPERS LLP
Chartered Accountants and Registered Auditors
London
United Kingdom
27 June 2003